EXHIBIT 2.5

                              ASSUMPTION AGREEMENT

      ASSUMPTION AGREEMENT (the "Assumption Agreement"), dated as of June 23, 2004, among Encompass Group Affiliates, Inc., a Delaware corporation ("Encompass"), and Hy-Tech Technology Group, Inc., a Delaware corporation
("Hy-Tech Technology"), and Hy-Tech Computer Systems, Inc., a Delaware corporation ("Hy-Tech Computer" and together with Hy-Tech Technology, "HYTT").

                                   BACKGROUND

         A. HYTT is entering into an Agreement with Encompass, dated as of the date hereof (the "Agreement"), pursuant to which HYTT concurrently herewith is refraining from pursuing certain of rights and licensing certain of its assets to Encompass.

         B. In partial consideration therefore, the Agreement requires that Encompass agree to perform, pay or discharge certain liabilities and obligations of HYTT.

         NOW, THEREFORE, for valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Assumption of Liabilities. Encompass hereby undertakes, assumes and agrees to perform, pay or discharge in accordance with their terms, to the extent not heretofore performed, paid or discharged and subject to the limitations contained in this Assumption Agreement, the liabilities and obligations of HYTT described in Schedule I hereto, but only to the extent and in the amounts that such liabilities and obligations are so listed or described.

         2. Remedies. The assumption by Encompass of the liabilities and obligations set forth in this Assumption Agreement shall not be construed to defeat, impair or limit in any way the rights, claims or remedies of Encompass under the Agreement.

         3. No Other Liabilities. Other than as specifically set forth in this Assumption Agreement, Encompass assumes no liability or obligation of any kind, character or description of HYTT or any other person.

         4. Governing Law. This Assumption Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

         5. Binding Agreement. This Assumption Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto.


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         6.  Amendments and Waiver.  No  modification,  wavier or termination of this Assumption Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Assumption Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         7.  Severability.  In the event that any  provision of this  Assumption
Agreement   shall   be  held  to  be   unenforceable   for  any   reason,   such
unenforceability shall not affect any other provision hereof.

         8. Counterparts. This Assumption Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall be one and the same instrument.





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         IN WITNESS WHEREOF,  the parties have caused this Assumption  Agreement to be executed by their duly authorized representatives as of the date first written above.

                                     ENCOMPASS GROUP AFFILIATES, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     HY-TECH TECHNOLOGY, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     HY-TECH COMPUTER SYSTEMS, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:







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                                   SCHEDULE I

                               ASSUMED LIABILITIES

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Name and Address                                   Principal amount of Debenture
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KT Capital, LP                                     $100,000
237 Park Avenue South
New York, NY 10017
Attn: Jeffrey Kwit, Managing Partner
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David H. Boshart & Elizabeth F. Boshart            $100,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
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David H. Boshart, Bruce H. Boshart &               $100,000
 Bethany Maahs-Hoagsberg
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
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David H. Boshart                                   $100,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
Maximum Ventures, Inc.                             $103,300
1175 Walt Whitman Road
Fort Myers, FL 33907
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Total                                              $503,300
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